Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rave Restaurant Group, Inc.
The Colony, Texas

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rave Restaurant Group, Inc. for the year ended June 27, 2021 of our report dated September 21, 2021 included in its Registration Statements on Forms S-8 (333-76296 and 333-207458) relating to the consolidated financial statements and financial statement schedules for the year ended June 27, 2021.

ArmaninoLLP
Dallas, Texas
September 21, 2021